     UCAP  ANNOUNCES  ELECTION  OF  NEW  PRESIDENT  AND  CHIEF EXECUTIVE OFFICER
                                ________________

            JIM G. FARMER OUTLINES UCAP'S 2003 STRATEGIC INITIATIVES

DENVER, May 14, 2003 - UCAP, Inc. (OTC BB: UCAP), a leading national mortgage lender committed to setting the next generation standard in mortgage banking, announced today the election of James G. Farmer as UCAP's new President and Chief Executive Officer and a Director. Mr. Farmer, 54, is a highly experienced executive with a history of successful positions and companies where he served as both a principal and as a member of senior management.

Dan Moudy, UCAP's Chairman, noted, "We are most fortunate to have in Jim an executive superbly qualified to lead UCAP into the future. He is a proven and experienced businessman with the strategic insights and organizational skills to support the company in fully realizing the its potential. We now commence the next generation of UCAP successes under his talented new leadership."

Mr. Farmer stated, "I am excited to be taking on this new role. I am also very mindful of the challenges and the responsibilities I am assuming. UCAP is a strong and powerful company. Our employees are dedicated people who have risen to the challenges facing them, professionally and with a clear determination to continue to grow. Mr. Farmer concluded, "I will be giving the board, management and our valued shareholders my full energies. I am committed to garnering their confidence and trust. We have an extraordinary future."

Mr. Farmer went on to note UCAP's 2003 Strategic Initiatives, "My fundamental business philosophy is to identify value in companies, organize the company to maximize return on equity without additional significant risk to the company and grow the enterprise. Specifically, our goals are to continue to (i) expand our business internally by increasing same branch office originations and opening new offices; (ii) expand externally by acquiring existing mortgage operations on an accretive basis and (iii) increase overall loan productivity by process standardization and employing new and conventional Internet-based technology."

ABOUT  JIM  FARMER

Mr. Farmer was most recently Chairman and CEO of Woodson Holdings, Inc., a manufacturer of precision metal components. Prior to Woodson, he was Chairman and CEO of Sight & Sound Distributors, Inc., a $300 million revenue video and film distribution company. He was Chairman and CEO of TRM, an integrated time accounting systems company sold to Automatic Data Processing prior to Sight & Sound. Earlier positions include President of Worthen Banking Corporation, a $4 billion bank holding company that was ultimately sold to Boatmen's Bancshares and President and CEO of Delmar Gardens Enterprises, Inc., a $125 million revenue skilled nursing home company based in St. Louis which he restructured and sold in 1993. Prior to Delmar Gardens, Mr. Farmer was Executive Vice
President  of  Mark  Twain  Bancshares.

Mr. Farmer is currently President and CEO of Pelham Holding Corporation, which serves as his personal holding company. Pelham has investments in equipment leasing, banking, oil & gas, construction, real estate, healthcare and technology. Mr. Farmer received his undergraduate degree from the University of Arkansas in Accounting in 1971and an MBA in Finance from St. Louis University in 1974.

ABOUT  UCAP

UCAP currently operates a multi-state banking operation through United Capital Mortgage Corporation, a wholly owned subsidiary, and has a national on-line mortgage  presence  at  www.ucmc.net.  The  goal  of  the Company is to become a
                        ------------
national leader in the mortgage banking industry by continuing to (i) expand its business internally by increasing same branch office originations and opening new offices; (ii) expand externally by acquiring existing mortgage operations and (iii) increase overall loan productivity by process standardization and employing new and conventional Internet-based technology. For additional information on UCAP, interested investors should contact A.J. Cervantes, President, Trilogy Capital Partners, Inc. at AJ@TRILOGY-CAPITAL.COM.
                                                   ----------------------

Cautionary  Statement  Regarding  Forward-Looking  Statements

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based on management's belief as well as assumptions made by, and information currently available to, management pursuant to the 'safe harbor' provisions of the Private Securities Litigation Reform Act of 1995. UCAP actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors, including those identified in UCAP Annual Report on Form 10-K for the fiscal year ended September 30, 2002 and it's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

Contact

A.J.  Cervantes
Trilogy  Capital  Partners,  Inc.
800.330.1860
AJ@TRILOGY-CAPITAL.COM
----------------------